                         SOFTWARE LICENSE AND SERVICES
                                  SUBCONTRACT


                                       BY
                                      AND
                                    BETWEEN


                                    PRC INC.

                                      AND

                            IMAGEWARE SOFTWARE, INC.

                                  SUBCONTRACT
                               TABLE OF CONTENTS


ARTICLE 1.     DEFINITIONS ................................................   4
ARTICLE 2.     GRANT OF LICENSE AND FEES ..................................   4
ARTICLE 3.     SCOPE OF WORK ..............................................   5
ARTICLE 4.     SUBCONTRACT TYPE ...........................................   5
ARTICLE 5.     PRE-CONTRACT AUTHORIZATION .................................   5
ARTICLE 6.     TERM AND PERIOD OF PERFORMANCE .............................   5
ARTICLE 7.     OPTION TO RENEW ............................................   5
ARTICLE 8.     SUBCONTRACT PRICE ..........................................   6
ARTICLE 9.     DELIVERY ORDERS ............................................   6
ARTICLE 10.    PAYMENTS ...................................................   6
ARTICLE 11.    TERMS AND CONDITIONS .......................................   7
ARTICLE 12.    TERMINATION ................................................   7
ARTICLE 13.    CONTINUITY UPON TERMINATION ................................   8
ARTICLE 14.    WARRANTY ...................................................   8
ARTICLE 15.    SUBCONTRACTOR REPRESENTATIONS AND WARRANTIES ...............   8
ARTICLE 16.    DELIVERY TERMS .............................................   9
ARTICLE 17.    INSPECTION AND ACCEPTANCE ..................................   9
ARTICLE 18.    PROGRAM MANAGEMENT .........................................  10
ARTICLE 19.    HIRING OF EMPLOYEES ........................................  10
ARTICLE 20.    PROPRIETARY DATA ...........................................  10
ARTICLE 21.    PATENT, COPYRIGHT AND PROPRIETARY RIGHTS INDEMNITY .........  11
ARTICLE 22.    DISPUTES ...................................................  12
ARTICLE 23.    CONTRACT ADMINISTRATION ....................................  14



ARTICLE 24.    MISCELLANEOUS ..............................................  15
ARTICLE 25.    EXECUTION OF AGREEMENT OF SUBCONTRACT ......................  16



                              APPLICABLE DOCUMENTS

     EXHIBIT A      STATEMENT OF WORK
     EXHIBIT B      GENERAL PROVISIONS (FROM PRIME CONTRACT)
     EXHIBIT C      PRICING SCHEDULE

                   SOFTWARE LICENSE AND SERVICES SUBCONTRACT

     THIS SUBCONTRACT is made and entered into with an effective date of ______, 1999, by and between PRC Inc., a Delaware corporation, having offices at 1500 PRC Drive, McLean, Virginia (hereinafter "Contractor") and IMAGEWARE SOFTWARE, INC., A CALIFORNIA CORPORATION, having offices AT 10883 THORNMINT, SAN DIEGO, CA 92127 (hereinafter "Subcontractor").

                                    PREAMBLE

                                   WITNESSETH

     WHEREAS, the contractor has been awarded contract, hereinafter referred to as "Prime Contract" to provide Systems Integration, Hardware, Software, Documentation and Services in support of the LAS VEGAS METROPOLITAN POLICE DEPARTMENT (LVMPD) PROGRAM; and

     WHEREAS, the Statement of Work of the Prime Contract sets forth a description of the scope of and manner in which the Subcontractor shall provide the Hardware, Software, Documentation and Services; and

     WHEREAS, the contractor has need of certain Systems Integration, Hardware, Software, Documentation and Services to be provided by the Subcontractor as set forth herein; and

     WHEREAS, the Subcontractor wishes to provide the contractor the said Systems Integration, Hardware, Software, Documentation and Services as set forth herein;

THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                  THE SCHEDULE

     ARTICLE 1.     DEFINITIONS

As used herein, the following terms have the following meanings:

1.1 "Prime Contract" means LVMPD/PRC INC. AGREEMENT, as renewed by written amendment.

1.2  "Contractor" means PRC Inc., (PRC) or its authorized Contracting Official.

1.3 "Subcontractor" means IMAGEWARE SOFTWARE, INC., or its authorized representative.

1.4  Customer means CLARK COUNTY, LAS VEGAS, AND/OR LVMPD.

     ARTICLE 2.     GRANT OF LICENSE AND FEES

Subcontractor shall deliver to Contractor the following software license types as specified in Exhibits A and C:

1.   Mugshot Investigative Site License, Unlimited User
2.   CCS Software, Capture-Workstation Client License
3. Third Party Embedded Software -- Subcontractor delivered and accepted solution under this subcontract shall entitle Contractor's Customer with proper license requirements for any unidentified software in Exhibits A and C.

      Also see Exhibit B, General Provisions, number 9 entitled Ownership.

     ARTICLE 3.     SCOPE OF WORK

Subcontractor shall be responsible for providing the Hardware, Software, Documentation, Software Support, and Upgrades as set forth in EXHIBIT A.

     ARTICLE 4.     SUBCONTRACT TYPE

This Subcontract is a Firm Fixed Price--Indefinite Delivery/Indefinite Quantity Agreement which provides for the Subcontractor to furnish supplies and services purchased through Delivery Orders as described under the Scope of Work set forth in Article 3 herein, at the fixed unit prices set forth in EXHIBIT C, all in accordance with the terms, conditions and provisions included in this Subcontract, and Delivery Orders, or incorporated as Exhibit's hereto and made a part hereof.

     ARTICLE 5.     PRE-CONTRACT AUTHORIZATION

Allowable costs incurred prior to the issuance of this subcontract shall include all costs incurred by Subcontractor in connection with work covered under PRC Purchase Order number 32256 issued to Subcontractor on May 28, 1999. Subcontractor was authorized to begin work not to exceed the amount of $95,696.78 and provide hardware, software and services specified therein. Purchase Order number 32256 amount of $95,696.78 supercedes amount of $100,000, allowable costs and allocable costs provided in Pre-contract Cost Auto Route letter dated May 13, 1999. Purchase order 32256 is hereby incorporated in this subcontract as Delivery Order Number One (see Article 9).

     ARTICLE 6.     TERM AND PERIOD OF PERFORMANCE

The term of this Agreement for hardware, software, and all other service with the exception of Maintenance shall begin May 13, 1999 and shall continue through May 12, 2002 unless sooner terminated or extended as hereinafter provided. The term of this Agreement for warranty and maintenance period shall commence upon Functional Acceptance of the system and shall continue for a period of 10 years.

     ARTICLE 7.     OPTION TO RENEW

PRC shall have the option to make additional purchases of products designated under Optional CLIN 9300 at prices set forth in EXHIBIT C for the following period of performance:

Facial Recognition Capability Option:   May 13, 1999 through May 12, 2002
70MM Conversion Option:                 May 13, 1999 through May 12, 2002
ID Card Formats and Reports Options:    May 13, 1999 through May 12, 2002
Printer Supply Options:                 May 13, 1999 through May 12, 2000

Contractor shall acquire these services through the issuance of Delivery Orders to Subcontractor.

     ARTICLE 8.  SUBCONTRACT PRICE

The ceiling price for this subcontract shall be $729,270.00 for the hardware, software and services as set forth in EXHIBIT C that shall remain valid for the term of the Subcontract. The annual ceiling price shall be $91,375.00 for Maintenance as set forth in EXHIBIT C that shall remain valid for the term of the Subcontract. The prices specified in EXHIBIT C is an all-inclusive price for the hardware, software and services and includes all charges for performance of the Subcontract services as specified herein. There shall be no charge for software and services provided by the Subcontractor unless specifically set forth under this Subcontract. The Subcontractor's products and services shall be acquired only through the issuance Delivery Orders by authorized Contractor personnel.

     ARTICLE 9.  DELIVERY ORDERS.

     The Subcontractor's products and services shall be acquired only through the issuance Delivery Orders by authorized Contractor personnel. Delivery Orders placed under this subcontract shall contain, at a minimum, the following information, which shall be consistent with the subcontract terms and conditions:

     a.  Date of order;
     b.  Subcontract Number and Delivery Order Number;
     c. Contract Line Item Numbers (CLINs), Sub-Line Item Number (SLINs), or Subcontractor's Product Number, description, quantity ordered, and contract price;
     d.  The delivery or performance date;
     e.  The place of delivery or performance (e.g., PRC Integration Center);
     f. Packaging, packing, and shipping, uncrating and placement instructions, IF ANY;
     g.  Accounting and appropriation data (as applicable);
     h. If partial delivery is acceptable, the items to be shipped will be specified;
     i.  Any other pertinent information.

It shall be the responsibility of the Subcontractor to deliver the items listed on the Delivery Orders strictly in accordance with the terms and conditions of this Subcontract. The Contractor is not liable to the Subcontractor for any cost or expenses other than for items ordered under each Contractor Delivery Order or agreed upon modification thereto.

Delivery order 1 to this subcontract has been issued Under PRC Purchase Order 32256 issued to Subcontractor on May 28, 1999 where Image Ware Software Inc. was authorized to begin work and provide supplies and services in the amount of $95,696.78. This purchase order is hereby considered Delivery Order 1 to this subcontract.

     ARTICLE 10. PAYMENTS

10.1 Contractor will pay the Subcontractor within 30 days of receipt of invoice. Subcontractor may invoice after Delivery, Installation and Functional Acceptance of Subcontractor's Hardware and Software products. In the case of the Mugshot Investigative Site License, Subcontractor may invoice for the amount of $15,000.00, after delivery, installation, and functional acceptance of the software license to be used during development and test. Once the first license is deployed to the Customer, Subcontractor may invoice for the outstanding balance for the Mugshot Investigative Site License. For Development Services (Other Services), the Subcontractor may invoice based upon the following milestone payment schedule:

           30% July 31, 1999
           40% September 30, 1999
           30% December 31, 1999

10.2  Invoices shall provide the following information as a minimum:
      (a) Subcontractor name and address; (b) Invoice date;
      (c) Subcontract and Delivery Order numbers; (d) Description of services; (e) Total charge for each item or monthly charge for each item; and (f) Total charges.

10.3 Invoices, in the original plus two (2) copies, shall be directed to the following:

      PRC Inc.
      1500 PRC Drive
      Mail Stop 4N2
      McLean, VA 22102
      Attention:  Accounts Payable

      ARTICLE 11. TERMS AND CONDITIONS

This Subcontract is subject to the following terms and conditions as set forth herein attached hereto and made part hereof.

      Statement of Work                   EXHIBIT A
      General Provisions                  EXHIBIT B
      Pricing Schedule                    EXHIBIT C

      ARTICLE 12. TERMINATION

12.1 In addition to the termination provisions of EXHIBIT B hereto, a Delivery Order may be terminated in writing by the contractor upon occurrence of any of the following:

      a. Termination of the Contracting Agency/Organization of the Prime Contract Delivery Order upon which the Subcontractor's Delivery
          Order is issued upon at least 25 days' notice prior to delivery date.

      b. Failure of the Subcontractor to perform a Delivery Order in accordance with the terms and conditions of this Subcontract or failure by the Subcontractor to perform or comply with any other provision of this Subcontract. The Subcontractor shall have ten (10) days from receipt of written notice to cure the failure or to provide Subcontractor with a written cure plan. Such a plan must be approved by the Subcontractor and contain sufficient detail and schedules by which the failure will be corrected.

12.2 In the event that a Deliverables under prime contract is canceled by LVMPD or the Prime Subcontractor due to lack of funding or other cause, the services ordered may be diverted to subsequent deliveries under subsequent Delivery Orders.

12.3 The termination of this Subcontract shall not rescind any license granted or right accrued by contractor to use the Licensed Software previously accepted and paid for by contractor under this Subcontract; provided, however, this provision shall not restrict Subcontractor or contractor in any way after termination from recovering damages for any breach of this Subcontract.

12.4 It is the intention of Contractor only to issue Delivery Orders hereunder that are supported by full funded prime contract orders.

      ARTICLE 13. CONTINUITY UPON TERMINATION

      Without prejudice to any rights which either party may have to claim damages or to be indemnified on account of a breach of this Subcontract, upon termination by contractor and for any cause, Subcontractor will, if requested by contractor, take all reasonable steps to achieve an orderly transition and termination and will, if requested by Contractor, provide reasonable training and other services for contractor personnel to permit continuity in the performance of the Prime Contract by contractor. Contractor may pay Subcontractor a fee for such training and other services based upon the lower of Subcontractor's then lowest prevailing commercial rates for personnel and materials, or as otherwise agreed to by the parties.

      ARTICLE 14. WARRANTY

14.1 Subcontractor's hardware and software products shall be warranted to substantially conform to the product description applicable at the time of shipment.

14.2 Subcontractor shall be obligated to remedy, at no cost, any non-conformance of the hardware and software product as defined in the published user documentation; however, this provision shall not restrict contractor from pursuing any and all available remedies under this Subcontract.

14.3 Subcontractor shall provide a 90 day (no charge) warranty from functional acceptance of the software. Such warranty shall include all minor updates to major upgrades to the software at no charge during the initial warranty period

14.4 Subcontractor agrees to warrant that each hardware, software, and firmware product delivered under this agreement and listed herein shall be able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap-year calculations, to the extent that other information technology, used in combination with the information technology being provided hereunder, properly exchanges date/time data with it. The remedies available to contractor under this warranty shall include, but not be limited to, repair or replacement of any listed product. Nothing in this warranty shall be construed to limit any rights or remedies contractor may otherwise have under this agreement with respect to defects other than year 2000 performance.

      ARTICLE 15. SUBCONTRACTOR REPRESENTATIONS AND WARRANTIES

15.1  Subcontractor Software Warranties

      Subcontractor represents and warrants that:

      A.  It has the unrestricted right to license the Licensed Software;

      B.  The Licensed Software is free from any known defects;

      C. The Licensed Software will operate in accordance with its stated functional performance specifications and standards; and

      D. The use of the Licensed Software will not infringe or violate any third party rights. Subcontractor will defend any action brought against contractor based on a claim that the Licensed Software, when used within the scope of this Agreement, infringes or violates any third party rights. Subcontractor will pay any award against contractor based on such infringement or violation if contractor had notified Subcontractor promptly in writing of the claim and had permitted Subcontractor to participate in the defense.

15.2 This clause shall not affect, change or impair any additional warranties provided by Subcontractor or any third party under any contract or lease with Subcontractor for equipment with which the Licensed Software is used.

      ARTICLE 16.  DELIVERY TERMS

Delivery of the items set forth herein shall be F.O.B. destination.

      ARTICLE 17.  INSPECTION AND ACCEPTANCE

17.1 Should any software failure occur during acceptance testing which renders the software package unusable, the Subcontractor agrees to promptly correct the fault in accordance with Article 14 of the Subcontract.

17.2 The acceptance testing specific to Subcontractor's responsibility, the Photo Imaging System should consist of two distinct elements:

      a. Functional Acceptance -- testing during the initial delivery, and installation of hardware and software. This will include a check list of hardware and software, and testing of input screens, responses, peripherals. Subcontractor will develop mutually agreed set of tests to demonstrate the operational functionality of the software installed, including a simulation of all applicable external interfaces and formats.

      b. System Acceptance Testing (final module acceptance) -- performance testing, availability testing performed by Contractor and Customer with subcontractor's support.

17.3 System Acceptance Testing states that the Customer shall develop the System Acceptance testing plan and procedures and that the Contractor and Subcontractor shall provide support. Just as the design of the system shall be a cooperative effort, the development of the system acceptance test plans and methodology shall also be a cooperative effort that is mutually agreed to by the Customer and PRC and occurs early in the Project schedule. PRC will provide the System Acceptance Test Plan as a formal deliverable for Customer acceptance which is not to be unreasonably held.

17.4 During the System Acceptance Test period, system availability (both functional and performance) will be calculated using a mutually agreed set of criteria to be determined after PRC's Factory Acceptance Test. These criteria will include definitions of preconditions for start of testing, operational availability metrics, data collection methods, performance characteristics of system elements (hardware and software), partial vs. full availability, problem reporting procedures, and responsibilities. Installation testing shall not be conducted as part of the system acceptance test.

17.5 Should the system fail for any reason to pass acceptance testing, the preferred course of action will be for Subcontractor to take the system out of the live environment to make any corrections necessary to restart the acceptance test. Such access will be coordinated with the Contractor so as not to unreasonably impact ongoing operations. During this period, the Customer shall not have access to the system. Subcontractor shall give notice to the Contractor as to when the system shall be ready for the restart of the acceptance test.

      ARTICLE 18. PROGRAM MANAGEMENT

18.1 The contractor's Program Manager, or its duly authorized Contracting Officer's Technical Representative (COTR), shall provide technical direction to the Subcontractor relative to the specific Software to be delivered hereunder, monitor all technical aspects and assist in administration of the Subcontract. The types of action within the COTR's authority are to monitor Subcontractor technical performance; perform or cause to be performed inspections necessary for performance of the Subcontract; maintain written and oral communications with the Subcontractor regarding the technical requirements of the Subcontract; assist Subcontractor with Technology Improvements (ECP) preparations; and notify the Subcontractor and contractor designated representative of any problems or deficiencies.

18.2 In the event direction is given that will affect the price or period of performance or otherwise is in conflict with the terms and conditions of this Subcontract or Delivery Orders issued hereunder, the Subcontractor shall notify the contractor's designated representative, as set forth in Article 24 herein.

18.3 The contractor's designated representative, specified in Article 24, is the only person authorized to approve changes or modify any of the requirements contained elsewhere in this Subcontract. No change in cost, schedule, or specification shall be made, except in writing, on a Subcontract Modification Form which shall be signed by designated representatives of both parties.

18.4 All meetings and other contacts involving Subcontractor personnel or their representatives with representatives of the Contracting Agency/Organization, relative to the efforts herein, shall be arranged through the Subcontractor's duly authorized representative. Only the contractor can direct the Subcontractor or modify the terms and conditions of this Subcontract. Subcontractor shall immediately notify contractor of any/all requests issued by the Contracting Agency/Organization to Subcontractor with respect to the Program.

      ARTICLE 19.  HIRING OF EMPLOYEES

Except as otherwise agreed to in writing during the period that this Subcontract is in effect, including any extentions hereto, the Subcontractor and the contractor shall not actively recruit or otherwise induce the other party's employees assigned in connection with the effort hereunder to accept a position of employment with the other party unless mutually agreed to in writing by both parties.

      ARTICLE 20.  PROPRIETARY DATA

20.1 Unless otherwise subject to a separate non-disclosure agreement which shall remain in effect during the term of this Subcontract, each of the parties to this Subcontract acknowledges that certain technical data, drawings, designs, specifications and information provided to the other party are and shall be during the performance of this Subcontract, Proprietary Information of the providing party. "Proprietary Information" is defined as any information, data or material which is conspicuously marked with an appropriate legend indicating its proprietary nature, or verbal information which is identified as Proprietary Information at the time of its disclosure, and is reduced to writing and marked with an appropriate legend within forty-eight
      (48) hours of its disclosure. The parties agree that all Proprietary Information of either party shall be protected from unauthorized disclosure, will be made available only to those members of their staffs and related parties who need such Proprietary Information in the performance of this Subcontract, and that all of the persons to whom such Proprietary Information is made available will be duly instructed as to the need for confidentiality of, and protection for, such Proprietary Information.

20.2 Upon completion of this Subcontract, or its earlier termination for any reason, each party to this Subcontract shall promptly return the respective Proprietary Information, records, technical data, drawings, designs, specifications and all copies thereof to the party who provided such Proprietary Information.

20.3 The parties may by written agreement exempt certain of their Proprietary Information from the restrictions of this Article or permit the retention thereof by the other party.

20.4 Subcontractor shall prominently mark as "proprietary" all Software, which it represents as proprietary to Subcontractor. Contractor shall take reasonable steps to safeguard the Licensed Software designated by Subcontractor as "proprietary" received pursuant to this Agreement from disclosure to third parties for five (5) years from the effective date of this Agreement. Contractor shall be deemed to discharge its entire obligation hereunder for said period if it exercises the same degree of care to safeguard such Licensed Software received as it uses to safeguard its own similar programs and program documentation in similar circumstances.

20.5 Contractor shall not be liable to the Subcontractor for disclosure of any Licensed Software designated as "proprietary" under subparagraph b, below, which:

      a. is now in or hereafter comes into the public domain without breach of this Agreement, or

      b.  is known to the contractor prior to disclosure, or

      c.  is independently developed by the contractor, or

      d. becomes known to the contractor without like restrictions to those herein, or

      e. is, without breach of this Agreement, disclosed by Subcontractor to a third party without restrictions similar to those in this Agreement.

20.6 In rendering services to Contractor, Subcontractor, its employees, independent Subcontractors and agents may have access to information and proprietary data of contractor. Subcontractor agrees to take reasonable steps to safeguard the confidentiality of contractor's information and proprietary data from disclosure to third parties, and to not otherwise use such information and proprietary data for its own benefit.

      ARTICLE 21.  PATENT, COPYRIGHT AND PROPRIETARY RIGHTS INDEMNITY

Subcontractor shall indemnify and hold contractor harmless from any claim, proceeding, suit or judgement brought against contractor, and from all costs and expenses (including reasonable attorney fees) associated therewith, based upon a claim that any product licensed hereunder constitutes an infringement of any patent, copyright, trademark or similar proprietary right. Subcontractor shall pay any legal and court costs as well as damages finally awarded or agreed to by the parties in any suit or proceeding, provided Subcontractor is informed and furnished a copy of each communication, notice, or other action relating to the alleged infringement and is given necessary authority, and cooperation of contractor necessary to defend or settle said suit or proceeding.

              ARTICLE 22.   DISPUTES

22.1   Disputes Under This Subcontract

       If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These negotiations shall be conducted by a designated senior management representative of each party, who was not previously involved in the dispute. If the parties are unable to resolve the dispute within twenty (20) business day (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the following manner.

       a. If the only dispute relates to unpaid fees, costs or other charges, the party owed the money may commence legal action in any Virginia court of competent jurisdiction for outstanding monies due under this Agreement.

       b. Any remaining dispute arising under this Agreement shall be resolved by using alternative dispute resolution ("ADR") procedures, which can hopefully avoid or reduce the acrimony resulting from adversarial litigation. If the efforts through face-to-face negotiations above are not successful, the parties will initiate a mini-trial through the ADR process with the selection of a neutral advisor, who will schedule a mini-trial to occur approximately thirty (30) business days after the selection of the neutral advisor. The neutral advisor will introduce an impartial opinion approximately fifteen (15) business days after completion of the mini-trial, if the parties have not settled remaining issues. Throughout the ADR process, the neutral advisor will provide an element of mediation with the goal of having the parties resolve the dispute without issuance of the impartial opinion. However, if agreement is not reached by the parties, the impartial opinion rendered by the neutral advisor will be binding and judgment upon that opinion may be entered in any Virginia court having jurisdiction thereof. The parties should use an arbitration/mediation service which specializes in timely ADR, such as ENDISPUTE or the Judicial Arbitration and Mediation Services, Inc. All expenses such as the cost of the neutral advisor or the hearing facility will be shared equally.

22.2   Disputes Under the Prime Contract

       a. If a decision on a question of fact is issued by the Contracting Officer under the Prime Contract "Disputes" clause and the decision relates to this Subcontract, said decision, if binding upon contractor under the Prime Contract, shall also be binding upon Contractor and Subcontractor with respect to this Subcontract. However, if Subcontractor is affected by such decision, and if contractor elects not to appeal such decision under the "Disputes" clause of the Prime Contract, contractor shall notify Subcontractor promptly. After receipt of such notice from Contractor, if Subcontractor submits a timely request to Contractor to appeal such decision, Contractor shall file an appeal. If Contractor appeals such decision, whether at its election or at Subcontractor's request, a decision upon such appeal, if binding upon Contractor under the Prime contract, shall be binding upon Contractor and Subcontractor as it relates to this Subcontract. Appeals under the "Dispute" clause of the Prime Contract do not preclude consideration of questions of law in connection with decisions referenced above.

       b. For any claims to be submitted under 1. above in excess of $50,000, a senior company officer in charge at the Subcontractor location shall certify to Contractor as to its portion of the claim that: (a) the claim is made in good faith, (b) the supporting data are accurate and complete to the best of Subcontractor's knowledge and belief, and (c) the amount requested accurately reflects the

              Subcontract adjustment for which Subcontractor believes the Contracting Agency/Organization is liable.

       c. If any such appeal is denied or otherwise decided adversely to Contractor's interest, or if Contractor is otherwise adversely affected by any decision made by any representative of the Contracting Agency/Organization on any question of fact and/or law arising under the Prime contract which is also related to the Subcontract, from which appeal under the "Disputes" clause in the Prime Contract is not available, said decision, if binding upon Contractor under the Prime Contract, shall in turn be binding upon Contractor and Subcontractor with respect to such question as it relates to this Subcontract; provided, however, if the Subcontractor is adversely affected by any such decision, and if Contractor elects not to bring suit against the Contracting Agency/Organization with respect to such decision, Contractor shall notify Subcontractor promptly. If Subcontractor submits a timely request to Contractor to bring suit against the Contracting Agency/Organization, Contractor shall start such suit. If Contractor brings suit against the Contracting Agency/Organization with respect to any such decision, whether at its election or at Subcontractor's request, a final judgement in any such suit, if binding upon Contractor under the Prime Contract, shall in turn be binding upon Contractor and Subcontractor under this Subcontract with respect to the question decided as it relates to this Subcontract.

       d. If any such appeal or suit is taken or brought by Contractor, whether at its election or at Subcontractor's request, Subcontractor shall assist Contractor in its prosecution thereof in every reasonable manner; and Subcontractor shall be afforded reasonable opportunity to participate in the prosecution thereof to the extent Subcontractor's interest may be affected. To the extent requested by Contractor, Subcontractor shall prosecute for Contractor any appeal or suit taken or brought at Subcontractor's request and, in such event, Contractor shall assist Subcontractor in every reasonable manner. All cost and expenses incurred by Subcontractor and Contractor in prosecuting any appeal or suit taken or brought solely at Subcontractor's request shall be paid by the Subcontractor. Where possible, Contractor shall, in good faith, consult with Subcontractor concerning the presentation to the Contracting Officer, or other cognizant representatives of the Contracting Agency/Organization, of the questions referred to in paragraph 1. and 3. above, to the extent they may affect Subcontractor's interest.

       e. If as a result of any decision or judgment which is binding upon Subcontractor and Contractor, Contractor is unable to obtain reimbursement from the Contracting Agency/Organization under the Prime contract, or is required to refund or credit to the Contracting Agency/Organization, for any amount with respect to any item of cost or fee for which Contractor has reimbursed Subcontractor, Subcontractor shall, on demand, promptly repay such amount to Contractor.

       f. The rights and obligations herein shall survive completion of and final payment under this Subcontract.

       Provided, however, Subcontractor shall not be bound by any such Contracting Officer's decision, appeals board decision, or judgement if such is not determinative of an obligation imposed upon Subcontractor under this Subcontract, or any amendment hereto.

       Pending the resolution of any dispute, Subcontractor shall proceed as directed by Contractor in writing.

       ARTICLE 23.   CONTRACT ADMINISTRATION

In regard to administrative and contractual matters relating to this Subcontract, the parties hereby appoint the persons listed below, or their duly authorized designees, as the only persons empowered to make written commitments on behalf of their respective organizations to effect changes to any portion of this Subcontract.

For the Contractor:         Mr. Darry Green
                            Senior Procurement Specialist
                            PRC Inc.
                            1500 PRC Drive
                            McLean, VA 22102-5050
                            (703) 883-8766
                            (703) 556-1561

For the Subcontractor:      Ms. Carmen Errejon
                            ImageWare Software, Inc.
                            10883 Thornmint
                            San Diego, CA 92127
                            (619) 673-8600
                            (619) 673-1770

       ARTICLE 24. MISCELLANEOUS

24.1 NOTICES. Whenever under this Subcontract one party is required or permitted to give notice to the other, such notice shall be in writing and shall be deemed to have been given when delivered in hand, by facsimile, or when sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed as follows:

       1.     In the case of the Contractor:

              Mr. Darry Green
              Senior Procurement Specialist
              PRC Inc.
              1500 PRC Drive
              McLean, VA 22102-5050

       2.     In the case of the Subcontractor:

              Ms. Carmen Errejon
              Contract Administrator
              ImageWare Software, Inc.
              10883 Thornmint
              San Diego, CA 92127


24.2 ENTIRE AGREEMENT. This Subcontract constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the Programs and services specified herein. This Subcontract may not be modified or amended except in writing signed by a duly authorized representative of each party.

       It is expressly agreed that any terms and conditions of any Delivery Order, purchase order or other ordering document shall be considered void and superseded in their entirety by the terms and conditions of this Subcontract. This Subcontract shall also supersede the terms of any unsigned license agreement included in any package for software.

24.3 GOVERNING LAW. The construction, enforceability, validity and interpretation of this Subcontract shall be in accordance with the laws of the Commonwealth of Virginia.

24.4 HEADINGS AND INTERPRETATIONS. The article and section headings and table of contents used herein are for reference and convenience only and shall not enter into the interpretation thereof.

24.5 SEVERABILITY. If any of the provisions of this Subcontract or part of such provisions are or become invalid or unenforceable, the remaining provisions shall continue to be effective to the extent that these portions of this Subcontract embodying the material intent of the parties remain unaffected.

24.6 WAIVERS. No waiver by a party of any of its rights or remedies hereunder shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Subcontract.

24.7 NEGATION OF THE FORMATION OF A BUSINESS ORGANIZATION. This Subcontract shall not constitute, create, or in any way be interpreted to create a partnership, joint venture, or formal business organization of any kind between the Subcontractor and the Subcontractor.

24.8 PUBLICITY. No publicity or advertising regarding this Subcontract shall be released without the reasonable prior written approval of the Contractor, except that this Subcontract may be made known to the U.S. Contracting Agency/Organization, and except such publicity as may be required to comply with federal and state securities laws. Any consent with regard to this clause shall not be unreasonably withheld.

24.9 ORDER OF PRECEDENCE. In the event of an inconsistency between the sections of this subcontract, the inconsistency shall be resolved by giving precedence in the following order: (a) the Subcontract Terms and Conditions; (b) Pricing Schedule (EXHIBIT C); (c) General Provisions (EXHIBIT B); (d) Statement of Work (EXHIBIT (a); (e) Delivery Orders; (f) future documents as may be incorporated by duly authorized written modification.

24.10 SUPERSEDING EFFECT. This Subcontract supersedes all written and oral agreements. Further, this agreement constitutes the entire Subcontract between the parties hereto with respect to this Subcontract. All work performed by the Subcontractor, actions taken, and payments made, if any, under any other prior written or oral Subcontracts, with respect to this Subcontract, shall be deemed to have been work performed, actions taken, or payments made under this Subcontract.

24.11 ASSIGNMENT. Neither this Subcontract nor any interest hereunder may be assigned or otherwise transferred by either party to third parties other than corporate affiliates of either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Subcontract shall be binding upon and inure to the benefit of the heirs, successors, assigns, and delegates of the parties hereto.


       ARTICLE 25.   EXECUTION OF AGREEMENT OF SUBCONTRACT

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.


PRC Inc.                                  ImageWare Software, Inc.


BY:  /s/ John Ciro                        BY:  /s/ S. James Miller, Jr.
    -------------------------                -------------------------
NAME:  John Ciro                          NAME:  S. James Miller, Jr.
       ----------------------                    ---------------------
TITLE: Procurement Manager                TITLE:  Chm + CEO
       ----------------------                    ---------------------
DATE:  June 29, 1999                      DATE:  June 28, 1999
       ----------------------                    ---------------------

                                   EXHIBIT A

                               STATEMENT OF WORK

This document identifies the product to be delivered and specifies work to be performed by ImageWare Software Inc. as a Subcontractor to PRC/Litton for the Clark County, Nevada system.

                              TECHNICAL OVERVIEW

The purpose of the Crime Capture System (CCS) is to provide, through its Capture module, a method for capturing digital images and inputting data in a NT based digital mugshot/ID system. The Investigative module will allow the read only searching, viewing and printing of any records created or edited with Capture module. Upon completion of the install, the new system will meet all NIST standards, will be Y2K compliant and will store captured images in a standard jpg format.

I. WORK TO BE PERFORMED BY IMAGEWARE (PER RFP RESPONSE AND DETAILS OF SPECIFIC DELIVERABLES PER SECTION II)

    1.  Server configuration and initial installation
    2. Installation of quoted and ordered camera subsystem(s) and capture software(s)
    3.  Installation of quoted and ordered investigative software
    4.  Installation of quoted and ordered printers
    5. Custom requests as quoted, ordered and detailed in the functional specifications document
    6.  Training as quoted and ordered

II. HARDWARE/SOFTWARE (ALL SOFTWARE DELIVERABLES SHALL BE LICENSED IN ACCORDANCE WITH ARTICLE 2 AND EXHIBIT C)

CLIN 1000 METROCOMM/CIS

   PHOTO ID SERVER SOFTWARE
   CLIN 1004.a The server will be configured to share .jpg images

   CLIN 1004.b The Mugshot Investigative tool will be configured so it can be installed from any connected workstation.

CLIN 2000 CITY HALL INFORMATION SERVICES

CLIN 2000 Documentation will be delivered. Training on Capture will be done at this site.

DTS PHOTO ID SERVER SOFTWARE
CLIN 2003.a The server will be configured to share .jpg images

FINGERPRINT ANALYSIS WORKSTATION SUBSYSTEM (RECORD SEALING)
CLIN 2010 Capture software will be installed and configured

CLIN 2100 CITY HALL/CITY JAIL

CLIN 2100 Documentation will be delivered. Training on Capture and Investigative will be done at this site.

DATA ENTRY WORKSTATION SUBSYSTEM
CLIN 2101 Investigative software will be installed and configured

PHOTO IMAGE CAPTURE WORKSTATION
CLIN 2104 Capture software will be installed and configured

PHOTO IMAGE CAPTURE SUBSYSTEM
CLIN 2105 Photo capture subsystem will be installed and configured

LAN SERVER SUBSYSTEM
CLIN 2107 LAN server subsystem will be installed and configured

CLIN 3000 CCDC

CLIN 3000 4 Documentation packages will be delivered. Training on Capture and Investigative will be done at this site.

DATA ENTRY WORKSTATION SUBSYSTEM W/ID VERIFICATION
CLIN 3001 4 Investigative software packages will be installed and configured

PHOTO IMAGE CAPTURE WORKSTATION
CLIN 3004 4 Capture software packages will be installed and configured

PHOTO IMAGE CAPTURE SUBSYSTEM
CLIN 3005 4 Photo capture subsystems will be installed and configured

ID VERIFICATION WORKSTATION (INTAKE/RELEASE)
CLIN 3007 Investigative software will be installed and configured

LAN SERVER SUBSYSTEM
CLIN 3008 LAN server subsystem will be installed and configured

CLIN 4000 ADTECH -- WORK CARD AND REGISTRATION OPERATIONS

CLIN 4000  Documentation will be delivered. Training on Capture and
           Investigative will be done at this site.

DATA ENTRY WORKSTATION SUBSYSTEM W/ID VERIFICATION
CLIN 4001 2 Investigative software packages will be installed and configured

DATA ENTRY WORKSTATION SUBSYSTEM W/PHOTO CAPTURE
CLIN 4002 Capture software will be installed and configured

PHOTO IMAGE CAPTURE SUBSYSTEM
CLIN 4003 Photo capture subsystem will be installed and configured

PHOTO IMAGE CAPTURE WORKSTATION
CLIN 4006 Capture software will be installed and configured

PHOTO IMAGE CAPTURE SUBSYSTEM
CLIN 4007 Photo capture subsystem will be installed and configured

ID CARD PRINTER, DUPLEX SUBSYSTEM
CLIN 4008 2 Photo ID Printers will be installed and configured for Duplex printing.

LAN SERVER SUBSYSTEM

CLIN 4011 LAN server subsystem will be installed and configured

CLIN 5000 LAUGHLIN -- WORK CARD AND REGISTRATION OPERATIONS

CLIN 5000 Documentation will be delivered. Training on Capture and Investigative will be done at this site.

DATA ENTRY WORKSTATION SUBSYSTEM
CLIN 5001 Investigative software will be installed and configured

PHOTO IMAGE CAPTURE WORKSTATION
CLIN 5004 Capture software will be installed and configured

PHOTO IMAGE CAPTURE SUBSYSTEM
CLIN 5005 Photo capture subsystem will be installed and configured

ID CARD PRINTER, DUPLEX SUBSYSTEM
CLIN 5006 Photo ID Printer will be installed and configured for Duplex printing.

LAN SERVER SUBSYSTEM
CLIN 5008 LAN server subsystem will be installed and configured

CLIN 5100 LAUGHLIN -- DETENTION CENTER

CLIN 5100 Documentation will be delivered. Training on Capture and Investigative will be done at this site.

DATA ENTRY WORKSTATION SUBSYSTEM
CLIN 5101 Investigative software will be installed and configured

PHOTO IMAGE CAPTURE WORKSTATION
CLIN 5104 Capture software will be installed and configured

PHOTO IMAGE CAPTURE SUBSYSTEM
CLIN 5105 Photo capture subsystem will be installed and configured

ID CARD PRINTER, DUPLEX SUBSYSTEM
CLIN 5109 Photo ID Printer will be installed and configured for Duplex printing.

CLIN 7000 CRIMINALISTICS -- LATENT FINGERPRINT SECTION

CAMERA SUBSYSTEM W/LIGHT TABLE
CLIN 7008 Mavica camera system and documentation will be delivered

CLIN 8000 CORONER'S OFFICE

CLIN 8000 Documentation will be delivered. Training on Capture will be done at this site.

CORONER'S SPECIAL PURPOSE WORKSTATION SUBSYSTEM
CLIN 8001 Capture software will be installed and configured

HANDHELD COLOR CAMERA SUBSYSTEM
CLIN 8004 Mavica camera system and documentation will be delivered

OTHER SERVICES

PRC SERVER INTERCONNECT      ImageWare Software will develop and provide a
                             table interconnect with proper documentation to allow import of records to IWS database.

SYSTEMS INTEGRATION          ImageWare Software will make a San Diego based
                             developer available to the Contractor to provide technical assistance for the project for a limited time period on an as available basis.
                             IWS will send a developer to Virginia provide technical assistance for the project for 5 business days. ImageWare Software will modify
                             IWS code to introduce modifications for
                             compliance with the Request for Proposal.

SPECIFICATIONS GATHERING     ImageWare Software will conduct preliminary
                             site inspections and will provide assistance to define system specifications and requirements.

DATABASE CUSTOMIZATION       ImageWare Software Inc. will provide changes to
                             the Capture and Investigative database to support the fields necessary for compliance with the Request for Proposal, and will provide technical support for these changes through the term of the warranty and maintenance period.

III.  INTEGRATION AND TEST

      ImageWare Software Inc. will assist in the testing procedures related to its deliverables for System Acceptance.

IV.   PROJECT MANAGEMENT

      ImageWare Software Inc. will provide project management under that of the Prime Contractor that shall include:

      -  Planning and monitoring ImageWare Software Inc.'s contracted tasks.
      - Working with the Prime Contractor to resolve actual and/or potential problems related to contracted deliverables.
      - Reporting status of ImageWare Software Inc.'s contract tasks on a monthly basis.
      - Providing analytical and technical expertise related to the contracted deliverables.
      -  Scheduling the use of required ImageWare Software Inc.'s resources.

                                   EXHIBIT B

                              GENERAL PROVISIONS

    1.                   RESPONSIBILITY OF SUBCONTRACTOR

A. It is understood that in the performance of the services herein provided for, Subcontractor shall be, and is, an independent Subcontractor, and is not an agent or employee of Contractor and Customer and shall furnish such services in its own manner and method except as required by this Agreement. Further, Subcontractor has and shall retain the right to exercise full control over the employment, direction, compensation and discharge of all persons employed by Subcontractor in the performance of the services hereunder. Subcontractor shall be solely responsible for, and shall indemnify, defend and save Contractor and Customer harmless from all matters relating to the payment of its employees, including compliance with social security, withholding and all other wages, salaries, benefits, taxes, exemptions, and regulations of any nature whatsoever.

B. Subcontractor acknowledges that Subcontractor and any Subcontractors, agents or employees employed by Subcontractor shall not, under any circumstances, be considered employees of the Contractor and Customer, and that they shall not be entitled to any of the benefits or rights afforded employees of Contractor and Customer, including, but not limited to, sick leave, vacation leave, holiday pay, Public Employees Retirement System benefits, or health, life, dental, long-term disability or workers' compensation insurance benefits. Contractor and Customer will not provide or pay for any liability or medical insurance, retirement contributions or any other benefits for or on behalf of Subcontractor or any of its officers, employees or other agents.

C. Subcontractor shall be responsible for the professional quality, technical accuracy, timely completion, and coordination of all services furnished by the Subcontractor, its Subcontractors and its and their principals, officers, employees and agents under this Agreement. In performing the specified services, Subcontractor shall follow practices consistent with generally accepted professional and technical standards.

D. It shall be the duty of Subcontractor to assure that all products of its effort are technically sound and in conformance with all pertinent Federal, State and Local statutes, codes, ordinances, resolutions and other regulations. Subcontractor will not produce a work product which violates or infringes on any copyright or patent rights. Subcontractor shall, without additional compensation, correct or revise any errors or omissions in its work products. Permitted or required approval by the Contractor of any products or services furnished by Subcontractor shall not in any way relieve the Subcontractor of responsibility for the professional and technical accuracy and adequacy of its work. Contractor's review, approval, acceptance, or payment for any of Subcontractor's services herein shall not be construed to operate as a waiver of any rights under this Agreement or of any cause of action arising out of the performance of this Agreement, and Subcontractor shall be and remain liable in accordance with the terms of this Agreement for damages to Customer caused by Subcontractor's performance or failures to perform under this Agreement.

E. Subcontractor shall appoint a Manager who will manage the performance of services. All of the services specified by this Agreement shall be performed by the Manager, or by Subcontractor's associates and employees under the personal supervision of the Manager. Should the Manager, or any employee of Subcontractor designated as key personnel be unable to complete his or her responsibility for any reason, the Subcontractor will replace him or her with a qualified person. If Subcontractor fails to make a required replacement within thirty (30) days, Contractor may terminate this Agreement for default.

F. Subcontractor agrees that its officers and employees will cooperate with the Contractor in the performance of services under this Agreement and will be available for consultation with Contractor at such reasonable times with advance notice as to not conflict with their other responsibilities.

G. Subcontractor has or will retain such employees, as it may need to perform the services required by this Agreement. Such employees shall not be employed by the State of Nevada, the Customer or any other political subdivision of the State of Nevada.

H. Subcontractor shall cooperate with the Customer on all security matters and shall promptly comply with any Project security requirements established by the Customer. Such compliance with these security requirements shall not relieve Subcontractor of responsibility for maintaining proper security for the sites, nor shall it be construed as limiting in any manner Subcontractor's obligation to undertake reasonable action as required to establish and maintain secure conditions at the sites.

I. All Subcontractor employees that will be working at a Customer location must pass a state and local security background investigation. Subcontractor shall promptly replace any employee who fails such background investigation. The Customer shall bear the cost for these investigations.

J. The rights and remedies of the Contractor provided for under this section are in addition to any other rights and remedies provided by law or under other sections of this Agreement.

         2.                 CHANGES TO SCOPE OF WORK

A. The Customer may at any time, by written order, make changes within the general scope of this Agreement and in the services or work to be performed. If such changes cause an increase or decrease in Subcontractor's cost or time required for performance of any services under this Agreement, an equitable adjustment limited to an amount within current unencumbered budgeted appropriations for the Project shall be made and this Agreement shall be modified in writing accordingly. All such amendments shall state any increase or decrease in the amount of the compensation due the Subcontractor for the change in scope and/or schedule, if any. Should Subcontractor and Contractor be unable to agree on the impact on price and schedule, there will be no obligation on the part of Subcontractor to proceed with the change. Any claim of Subcontractor for an adjustment under this clause must be asserted in writing within thirty (30) calendar days from the date of receipt by Subcontractor of notification of change unless the Contractor grants a further period of time before the date of final payment under this Agreement.

    Any delays caused by Customer and/or Contractor which have a cost and/or schedule impact to the Project, including but not limited to:

    1.  Failure to timely approve documents as provided herein,
    2.  Failure to comply with responsibilities set forth in the Project Plan,
    3. Failure to provide reasonable access to facilities or information required for Subcontractor to perform,

    Shall be regarded as constructive changes and shall entitle Subcontractor to receive from Contractor an equitable adjustment in price and schedule limited to an amount within current unencumbered budgeted appropriations for the Project. Contractor agrees to make reasonable best efforts to obtain funding necessary to accommodate equitable adjustments that may result from Customer caused delays or constructive change activity.

    3.  SUBCONTRACTS

A. Services specified by this Agreement shall not be subcontracted by Subcontractor, without prior written approval of Customer. Unless otherwise notified, award of the contract shall serve as the Customer's approval to subcontract the services as specified in the Subcontractor's proposal. Subsequent to award, the Customer will accept or reject proposed Subcontractors as promptly as practicable, with such concurrence not to be be unreasonably withheld.

B. Approval by Customer of Subcontractor's request to subcontract or acceptance of or payment for subcontracted work by Customer shall not in any way relieve Subcontractor of responsibility for the professional and technical accuracy and adequacy of the work. Subcontractor shall be and remain liable for all damages to Customer caused by negligent performance or non-performance of work under this Agreement by Customer's Subcontractors of any tier.

B. The compensation due under Section 3 shall not be affected by Customer's approval of Subcontractor's request to subcontract.

    4.  TERMINATION

1) This Agreement may be terminated in whole or in part by either party in the event of substantial failure of the other party to fulfill its obligations under this Agreement through no fault of the terminating party; but only after the other party is given:

         a. not less than ten (10) calendar days' written notice of intent to terminate; and

         b. An opportunity for consultation with the terminating party prior to termination.

2) This Agreement may be terminated in whole or in part by the Customer for its convenience; but only after Subcontractor is given:

         a. not less than ten (10) calendar days' written notice of intent to terminate; and

         b. an opportunity for consultation with the Customer prior to termination.

3) If termination for default is effected by the Customer, the Customer will pay Subcontractor that portion of the compensation which has been earned as of the effective date of termination but:

         a. no amount shall be allowed for anticipated profit or unperformed services or other unperformed work.

4) Upon receipt or delivery by Subcontractor of a termination notice, Subcontractor shall promptly discontinue all services affected (unless the notice directs otherwise) and deliver or otherwise make available to the Customer's representative, copies of all deliverables.

5) Upon termination, the Customer may take over the work and prosecute the same to completion by agreement with another party or otherwise. In the event that Subcontractor shall cease conducting business, the Customer shall have the right to make an unsolicited offer of employment to any employees of Customer assigned to the performance of this Agreement.

6) If after termination for failure of Subcontractor to fulfill contractual obligations it is determined that Subcontractor has not so failed, the termination shall be deemed to have been effected for the convenience of the Customer.

7) The rights and remedies of the Customer and Subcontractor provided in this section are in addition to any other rights and remedies provided by law or under this Agreement.

8) Neither party shall be considered in default in the performance of its obligations hereunder, nor any of them, to the extent that performance of such obligations, nor any of them, is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of such party. Delays arising from the actions or inactions of one or more of Subcontractor's principals, officers, employees, agents, Subcontractors, vendors or suppliers are expressly recognized to be within Subcontractor's control.

        5.    COVENANT AGAINST CONTINGENT FEES

        Subcontractor warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide permanent employees. For breach or violation of this warranty, the Customer shall have the right to annul this Agreement without liability or in its discretion to deduct from the Agreement price or consideration or otherwise recover the full amount of such commission, percentage, brokerage, or contingent fee.

        6.    GRATUITIES

A. The Customer may, by written notice to Subcontractor, terminate this Agreement if it is found after notice and hearing by the Customer that gratuities (in the form of entertainment, gifts or otherwise) were offered or given by Subcontractor or any agent or representative of Subcontractor to any officer or employee of the Customer with a view toward securing a contract or securing favorable treatment with respect to the awarding or amending or making of any determinations with respect to the performance of this Agreement.

B. In the event this Agreement is terminated as provided in paragraph 1 hereof, the Customer shall be entitled:

              1. to pursue the same remedies against Subcontractor as it could pursue in the event of a breach of his Agreement by Subcontractor; and

              2. as a penalty in addition to any other damages to which it may be entitled by law, to exemplary damages in an amount (as determined by the Customer) which shall be not less than three (3) nor more then ten (10) times the costs incurred by Subcontractor in providing any such gratuities to any such officer or employee.

C. The rights and remedies of the Customer provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

         7.   COVENANT

         Subcontractor covenants that it presently has no interest and that it will not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of services required to be performed under this Agreement. Subcontractor further covenants, to its knowledge and ability, that in the performance of said services no person having any such interest shall be employed.

       8.    ASSIGNMENT

       Any attempt by Subcontractor to assign or otherwise transfer any interest in this Agreement without the prior written consent of the Customer shall be void.

       9.    OWNERSHIP

A. Notwithstanding any other provision hereof, Subcontractor retains title to the Subcontractor-developed software including all custom modifications, enhancements, and derivative works created thereto and hereafter and all source code, object code, technical and functional designs and related information in a form protectable by U.S. copyright, patent or trade secret law.

B. For the purpose of this article, the term "Software" shall mean all of the sets of instructions or statements, expressed, fixed, embodied, or stored in any manner, which are to be used directly or indirectly in a computer to bring about a specific result, and which are to be furnished by Subcontractor to the Contractor under the contract. Software includes, but is not limited to, application program, operating systems, language translators, databases, database management systems, utility program, maintenance or diagnostic program and engineering analysis program. Intellectual Property Right(s) is any patent, petty patent, registered design, copyright, design right, semiconductor topography right, know-how, or any similar right exercisable in any part of the world and shall include any applications for the registration of any patents or registered designs or similar registrable rights in any part of the world.

C. the Software may not be copied or modified, in whole or in part, for any purpose whatsoever. The Software may not be reversed, compiled, dissembled, or otherwise reverse engineered in whole or in part. The Software and its associated documentation shall be used only with the designed equipment for which, or with which, it was acquired.

D. The parties acknowledge that during performance under this contract, new technologies, proprietary and confidential concepts, methods, techniques, processes and ideas, whether or not patentable or copyrightable, and whether or not constituting inventions may result which the parties now agree shall constitute protectable Intellectual Property. All right, title and interest, including trademarks, copyright interests and other forms of intellectual property, in and to such new technologies, proprietary and confidential concepts, methods, techniques, processes and ideas developed and funded under this contract shall be the exclusive property of Subcontractor. All right, title and interest, including trademarks, copyright interests and other forms of intellectual property, in and to such intellectual property developed by Subcontractor, its employees, Subcontractors, vendors or agents, in the performance of this agreement shall be the property of Subcontractor, with Customer being granted, through license, use thereof.

E. Upon final acceptance, Subcontractor hereby grants to the Customer a perpetual, non-exclusive, royalty-free, irrevocable, fully-paid license to all Software (see Article 2 and Exhibit C), and its associated documentation. No title to or ownership of the Software or any of its parts is transferred to the Customer. Title to the Software and all patents, copyrights, trade secrets, and any other applicable intellectual property rights shall remain with Subcontractor and/or its vendors and Subcontractors whether developed prior to or during the performance of this contract.

F. It is agreed that Subcontractor's or manufacturer's terms and conditions accompanying or enclosed with Software, if any, shall form a part of the Customer license with respect to such Software. Relevant licenses will be provided to the Customer prior to delivery of the software.

G. Source code developed by Subcontractor specifically for this contract will be delivered to the Subcontractor provided Escrow Agent for the purpose of granting access to the Customer under the specified terms and conditions as set forth in the signed Escrow Agreement dated, __________1999.

     10.  COMPENSATION

     CUSTOMER'S FISCAL LIMITATIONS

     a. The content of this section shall apply to the entire Agreement and shall take precedence over any conflicting terms and conditions, and shall limit the Customer's financial responsibility as indicated in Sections 2 and 3 below.

     b. Notwithstanding any other provisions of this Agreement, this Agreement shall terminate and Customer's obligations under it shall be extinguished at the end of the fiscal year in which the Customer's Governing Body fails to appropriate monies for the ensuing fiscal year sufficient for the payment of all amounts which will then become due.

     c. Customer's total liability for all charges for services which may become due under this Agreement is limited to the total maximum expenditure(s) authorized in Customer's purchase order(s) to Contractor.

     11.  IMMUNITY FOR INCORRECT DATE GENERATION

     The Customer, its officers and employees shall be immune for any breach of this Agreement caused by an incorrect date being produced, calculated or generated by a computer or other information system that is owned or operated by the Customer, its officers or employees, regardless of the cause of the error (reference NRS 41.0321). In addition, Contractor shall not be liable for performance impacts or other damages that result from incorrect date or date related information that is first produced, calculated or generated by a computer or other information system outside the system to be delivered under this contract. In the event Contractor's performance is impacted by incorrect date or date related information that is first produced, calculated, or generated by a system owned or operated by the Customer or Clark County, Contractor shall be entitled to a contract adjustment for increased costs and/or schedule impacts. The contract adjustment shall be limited to an amount within current unencumbered appropriations for the Project. The Customer shall make reasonable best efforts to obtain the funding necessary to accommodate contract adjustments that may result under this Section. In the event Contractor's performance is impacted by incorrect date or date related information that is first produced, calculated, or generated by a third party controlled system outside of Customer control, Contractor shall be entitled to schedule relief only. Such schedule relief shall include relief of any liquidated damages that might otherwise apply.

     12.  INSURANCE REQUIREMENTS

A. FORMAT/TIME: Subcontractor shall provide Contractor with Certificates of Insurance for coverages as listed below, and endorsements affecting coverage required by this Agreement within ten (10) calendar days after the award by the Contractor. All policy certificates and endorsements shall be signed by a person authorized by that insurer and who is licensed by the State of Nevada in accordance with NRS 680A.300. All required aggregate limits shall be disclosed and amounts entered on the Certificate of Insurance, and shall be maintained for the duration of the Agreement and any renewal periods.

B. BEST KEY RATING: The Contractor requires insurance carriers to maintain during the contract term, a Best Key Rating of A-VII or higher, which shall be fully disclosed and entered on the Certificate of Insurance.

C. CONTRACTOR COVERAGE: The Contractor, its officers and employees, and Customer, its officers and employees, must be expressly covered as additional insured except on workers' compensation and professional liability insurance coverage. Subcontractor's insurance shall be primary as respects the Contractor, its officers and employees, and Customer, its officers and employees.

D. ENDORSEMENT/CANCELLATION: Subcontractor's general liability insurance policy shall be endorsed to recognize specifically Subcontractor's contractual obligation of additional insured to Contractor, and must note that Contractor will be given thirty (30) calendar days advance notice by certified mail "return receipt requested" of any policy changes, cancellations, or any erosion of insurance limits.

E. DEDUCTIBLES: All deductibles and self-insured retention shall be fully disclosed in the Certificates of Insurance and may not exceed Ten Thousand Dollars ($10,000) without the express written permission of the Contractor.

F. AGGREGATE LIMITS: IF aggregate limits are imposed on bodily injury and property damage, then the amount of such limits must not be less than Two Million Dollars ($2,000,000).

G. COMMERCIAL GENERAL LIABILITY: Subject to paragraph 6 of this Section, Subcontractor shall maintain limits of no less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury (including death), personal injury and property damages. Commercial general liability coverage shall be on a "per occurrence" basis only, not "claims made," and be provided either on a Commercial General Liability or a Broad Form Comprehensive General Liability (including a Broad Form CGL endorsement) insurance form.

H. AUTOMOBILE LIABILITY: Subject to paragraph 6 of this Section, Subcontractor shall maintain limits of no less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage. All insurance claims for injuries to persons or damages to property which may arise from services rendered by Subcontractor and any auto used for the performance of services under this Agreement.

I. WORKERS' COMPENSATION: Subcontractor shall obtain and maintain a work certificate and/or a certificate issued by the State Industrial Insurance System (SIIS) in accordance with Nevada Revised Statutes Chapters 616A-616D, inclusive, as long as Subcontractor has an employee(s).

J. FAILURE TO MAINTAIN COVERAGE: If Subcontractor fails to maintain any of the insurance coverages required herein, Contractor will have the option to stop the work, declare Subcontractor in breach, suspend or terminate the Agreement, assess liquidated damages as defined herein, or may purchase replacement insurance or pay premiums due on existing policies. Contractor may collect any replacement insurance costs or premium payments made from Subcontractor or deduct the amount paid from any sums due Subcontractor under this Agreement.

K. ADDITIONAL INSURANCE: Subcontractor is encouraged to purchase any such additional insurance as it deems necessary.

L. DAMAGES: Subcontractor is required to remedy all injuries to persons and damage or loss to any property of Contractor, caused in whole or in part by Subcontractor, their Subcontractors or anyone employed, directed or supervised by Subcontractor.

M. COST: Subcontractor shall pay all associated costs for the specified insurance. The cost shall be included in the price(s).

                                  EXHIBIT C                        CONFIDENTIAL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          PRODUCT                  MAINTENANCE
-----------------------------------------------------------------------------------------------------------------------------------
 CLIN       COST ELEMENT DESCRIPTION        MANUFACTURER   MODEL NO.       QTY  UNIT PRICE   TOTAL PRICE   YEARLY UNIT  TOTAL PRICE
                                                                                                               Price
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 1000   METROCOMM/CIS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 1004   PHOTO ID SERVER SOFTWARE
-----------------------------------------------------------------------------------------------------------------------------------
        Digital Photo Storage & Retrieval   Imageware      N/A             1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------
        Mugshot Investigative Software
        Package                             Imageware      N/A             1    $290,000.00  $290,000.00   $43,500.00   $43,500.00
-----------------------------------------------------------------------------------------------------------------------------------
        Record Retrieval and Display
        Program                             Imageware      N/A             1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
        Installation/Training               Imageware      N/A             1    $ 37,063.14   $37,063.14          N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2000   CITY HALL INFORMATION SERVICES
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2003   DTS PHOTO ID SERVER SOFTWARE
-----------------------------------------------------------------------------------------------------------------------------------
        Digital Photo Storage & Retrieval   Imageware      N/A             1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------
        Mugshot Investigative Software
        Package                             Imageware      N/A             1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------
        Record Retrieval and Display
        Program                             Imageware      N/A             1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2010   FINGERPRINT ANALYSIS WORKSTATION
        SUBSYSTEM (RECORD                                                  1
-----------------------------------------------------------------------------------------------------------------------------------
        CCS Software, Capture               Imageware      N/A             1      $9,000.00    $9,000.00    $1,350.00    $1,350.00
-----------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
        Installation/Training               Imageware      N/A             1      $1,080.00    $1,080.00          N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2100   CITY HALL, CITY JAIL
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2101   DATA ENTRY WORKSTATION SUBSYSTEM                                   1
-----------------------------------------------------------------------------------------------------------------------------------
        Mugshot Investigative Software      Imageware      N/A             1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2104   PHOTO IMAGE CAPTURE WORKSTATION
        SUBSYSTEM                                                          1
-----------------------------------------------------------------------------------------------------------------------------------
        CCS Software, Capture               Imageware      N/A             1      $9,000.00    $9,000.00    $1,350.00    $1,350.00
-----------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
        Installation/Training               Imageware      N/A             1      $1,080.00    $1,080.00          N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2105   PHOTO CAPTURE SUBSYSTEM
-----------------------------------------------------------------------------------------------------------------------------------
        Analog 3CCD Video Camera        Imageware/Hitachi  HV-C20          1      $4,368.20    $4,368.20      $655.23      $655.23
-----------------------------------------------------------------------------------------------------------------------------------
        Motorized computer-controlled
        Pan & Till Mount                Imageware/Hitachi  SS485P          1      $1,635.19    $1,635.19      $245.28      $245.28
-----------------------------------------------------------------------------------------------------------------------------------
        Zoom Lens                       Imageware/
                                        Cosmicar/Pentax    H15ZME(C60817)  1      $1,433.84    $1,433.84      $215.08      $215.08
-----------------------------------------------------------------------------------------------------------------------------------
        Cable, pan/tilt to PC               Imageware      N/A             1        $405.00      $405.00       $60.75       $60.75
-----------------------------------------------------------------------------------------------------------------------------------
        PCI Digitizer Capture board for
        camera, Flashbus MV-Pro            Imageware/IT    3044            1        $861.34      $861.34      $129.20      $129.20
-----------------------------------------------------------------------------------------------------------------------------------
        Cable, Camera to Board             Imageware/IT    3610            1            NSP          NSP          NSP          NSP
-----------------------------------------------------------------------------------------------------------------------------------
        Studio Lighting                     Imageware      N/A             1      $1,276.09    $1,276.09      $191.41      $191.41
-----------------------------------------------------------------------------------------------------------------------------------
        Reflective pedestal                 Imageware      N/A             1        $878.52      $878.52      $131.78      $131.78
-----------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
        Installation/Training               Imageware      N/A             1      $1,302.98    $1,302.98          N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 2107   LAN SERVER SUBSYSTEM
-----------------------------------------------------------------------------------------------------------------------------------
        Store and Forward                   Imageware      N/A             1      $5,000.00    $5,000.00      $750.00      $750.00
-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT C

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     PRODUCT                   MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------
 CLIN       Cost Element Description        Manufacturer   Model No.   Qty   Unit Price   Total Price   Yearly Unit   Total Price
                                                                                                          Price
---------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
        Installation/Training                Imageware       N/A        1        $600.00      $600.00           N/A           N/A

 3000   CCDC

 3001   DATA ENTRY WORKSTATION W/ID
        Verification                                                    4
        Mugshot Investigative Software       Imageware       N/A        4            NSP          NSP           NSP           NSP

 3004   PHOTO CAPTURE WORKSTATION                                       4
        CCS Software Capture                 Imageware       N/A        4      $9,000.00   $36,000.00     $1,350.00     $5,400.00
        Imageware Shipping/Handling/
        Installation/Training                Imageware       N/A        4      $1,080.00    $4,320.00           N/A           N/A

 3005   PHOTO CAPTURE SUBSYSTEM                                         4
        Analog 3CCD Video Camera             Imageware/     HV-C20      4      $4,368.20   $17,472.80       $655.23     $2,620.92
                                              Hitachi
        Motorized computer-controlled        Imageware/     SS485P      4      $1,635.19    $6,540.76       $245.28       $981.11
        Pan & Tilt Mount                      Hitachi
        Zoom Lens                            Imageware/     H15ZME      4      $1,433.84    $5,735.36       $215.08       $860.30
                                             Cosmicar/      (C60817)
                                             Pentax
        Cable, pan/tilt to PC                Imageware       N/A        4        $405.00    $1,620.00        $60.75       $243.00
        PCI Digitizer Capture board for
        camera, Flashbus MV-Pro             Imageware/IT    3044       4        $861.34    $3,445.36       $129.20       $516.80
        Cable, Camera to Board               Imageware/IT    3610       4            NSP          NSP           NSP           NSP
        Studio Lighting                      Imageware       N/A        4      $1,276.07    $5,104.28       $191.41       $785.64
        Reflective pedestal                  Imageware       N/A        4        $878.52    $3,514.08       $131.78       $527.11
        Imageware Shipping/Handling/
        Installation/Training                Imageware       N/A        4      $1,302.98    $5,211.92           N/A           N/A

 3007   ID VERIFICATION WORKSTATION
        (INTAKE/RELEASE)                                                1
        Mugshot Investigative Software       Imageware       N/A        1            NSP          NSP           NSP           NSP

 3008   LAN SERVER
        Store and Forward                    Imageware       N/A        1      $5,000.00    $5,000.00       $750.00       $750.00
        Imageware Shipping/Handling/
        Installation/Training                Imageware       N/A        1        $600.00      $600.00           N/A           N/A

 4000   ADTECH WORK CARD AND REGISTRATION
        OPERATIONS

 4001   DATA ENTRY WORKSTATION SUBSYSTEM
        W/ID VERIFICATION                                               2
        Mugshot Investigative Software       Imageware       N/A        2            NSP          NSP           NSP           NSP

 4002   DATA ENTRY WORKSTATION SUBSYSTEM
        W/PHOTO CAPTURE                                                 1
        CCS Software, Capture                Imageware       N/A        1      $9,000.00    $9,000.00     $1,350.00     $1,350.00
        Imageware Shipping/Handling/
        Installation/Training                Imageware       N/A        1      $1,080.00    $1,080.00           N/A           N/A

 4003   PHOTO CAPTURE SUBSYSTEM                                         1
        Analog 3CCD Video Camera             Imageware/     HV-C20      1      $4,368.20    $4,368.20       $655.23       $655.23
                                              Hitachi
        Motorized computer-controlled        Imageware/     SS485P      1      $1,635.19    $1,635.19       $245.26       $245.26
        Pan & Tilt Mount                      Hitachi

                                  EXHIBIT C

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     PRODUCT                   MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------
 CLIN       Cost Element Description        Manufacturer   Model No.   Qty   Unit Price   Total Price   Yearly Unit   Total Price
                                                                                                          Price
---------------------------------------------------------------------------------------------------------------------------------
       Zoom Lens                             Imageware/    H15ZME       1     $1,433.84    $1,433.84       $215.08       $215.08
                                              Cosmicar/     (C60817)
                                              Pentax
       Cable, pan/tilt to PC                 Imageware      N/A         1       $405.00      $405.00        $60.75        $60.75
       PCI Digitizer Capture board for
        camera, Flashbus MV-Pro              Imageware/IT   3044        1       $861.34      $861.34       $129.20       $129.20
       Cable, Camera to Board                Imageware/IT   3610        1           NSP          NSP           NSP           NSP
       Studio Lighting                       Imageware      N/A         1     $1,273.09    $1,273.09       $190.96       $190.96
       Reflective pedestal                   Imageware      N/A         1       $878.52      $878.52       $131.78       $131.78
       Imageware Shipping/Handling/
        Installation/Training                Imageware      N/A         1     $1,302.62    $1,302.62           N/A           N/A

 4006  PHOTO CAPTURE WORKSTATION                                        1
       CCS Software, Capture                 Imageware      N/A         1     $9,000.00    $9,000.00     $1,350.00     $1,350.00
       Imageware Shipping/Handling/
        Installation/Training                Imageware      N/A         1     $1,080.00    $1,080.00           N/A           N/A

 4007  PHOTO CAPTURE SUBSYSTEM                                          1
       Analog 3CCD Video Camera              Imageware/    HV-C20       1     $4,368.20    $4,368.20       $655.23      $655.23
                                              Hitachi
       Motorized computer-controlled         Imageware/
        Pan & Tilt Mount                      Hitachi      SS485P       1     $1,635.19    $1,635.19       $245.28      $245.28
       Zoom Lens                             Imageware/    H15ZME       1     $1,433.84    $1,433.84       $215.08      $215.08
                                              Cosmicar/     (C60817)
                                              Pentax
       Cable, pan/tilt to PC                 Imageware                  1       $405.00      $405.00        $60.75        $60.75
       PCI Digitizer Capture board for
        camera, Flashbus MV-Pro              Imageware/IT   3044        1       $861.34      $861.34       $129.20       $129.20
       Cable, Camera to Board                Imageware/IT   3610        1           NSP          NSP           NSP           NSP
       Tripod                                Imageware      N/A         1           NSP          NSP           NSP           NSP
       Studio Lighting                       Imageware      N/A         1     $1,273.09    $1,273.09       $190.96       $190.96
       Reflective pedestal                   Imageware      N/A         1       $878.52      $878.52       $131.78       $131.78
       Imageware Shipping/Handling/
        Installation/Training                Imageware      N/A         1     $1,302.62    $1,302.62           N/A           N/A

 4008  ID CARD PRINTER, DUPLEX SUBSYSTEM                                2
       Photo ID printer                      Imageware/     85S         2     $7,275.00   $14,550.00     $1,091.25     $2,182.50
                                              Atlantek
       Imageware Shipping/Handling/
        Installation/Training                Imageware      N/A         2       $873.00    $1,746.00           N/A           N/A
       PVC card Stock; 30 Mil PVC card;
        500 cards per box                    Imageware      N/A         2        $85.00      $170.00           N/A           N/A
       Cleaner Tape; one roll for every
        1000 cards                           Imageware      N/A         2        $16.00       $32.00           N/A           N/A
       Over Laminate 150 cards per roll      Imageware      N/A         2        $44.00       $88.00           N/A           N/A
       Ribbons color/black front side and
        black resin back side 500 car        Imageware      N/A         2       $175.00      $350.00           N/A           N/A
       Ribbons black front/back 500 cards    Imageware      N/A         2        $87.50      $175.00           N/A           N/A

 4011  LAN SERVER SUBSYSTEM
       Store and Forward                     Imageware      N/A         1     $5,000.00    $5,000.00       $750.00       $750.00
       Imageware Shipping/Handling/
        Installation/Training                Imageware      N/A         1       $600.00      $600.00           N/A           N/A

 5000  LAUGHLIN WORK CARD AND REGISTRATION
        OPERATIONS

 5001  DATA ENTRY WORKSTATION SUBSYSTEM                                 1
       Mugshot Investigative Software        Imageware      N/A         1           NSP          NSP           NSP           NSP

 5004  PHOTO CAPTURE WORKSTATION                                        1
       CCS Software, Capture                 Imageware      N/A         1     $9,000.00    $9,000.00     $1,350.00     $1,350.00


                                  EXHIBIT C

---------------------------------------------------------------------------------------------------------------------------------
                                                                                           PRODUCT                MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------
 CLIN       Cost Element Description     Manufacturer       Model No.      Qty   Unit Price     Total Price   Yearly Unit   Total
                                                                                                                 Price      Price
---------------------------------------------------------------------------------------------------------------------------------

       Imageware Shipping/Handling/     Imageware           N/A              1    $1,080.00      $1,080.00         N/A         N/A
        Installation/Training

5005   PHOTO CAPTURE SUBSYSTEM                                               1
       Analog 3CCD Video Camera         Imageware/Hitachi   HV-C20           1    $4,368.20      $4,368.20      $655.23    $655.23
       Motorized computer-controlled    Imageware/Hitachi   SS485P           1    $1,635.19      $1,635.19      $245.28    $245.28
        Pan & Tilt Mount
       Zoom Lens                        Imageware/Cosmicar/ H15ZME(C60817)   1    $1,433.84      $1,433.84      $215.08    $215.08
                                         Pentax
       Cable pan/tilt to PC             Imageware           N/A              1      $405.00        $405.00       $60.75     $60.75
       PCI Digitzer Capture board       Imageware/IT        3044             1      $861.34        $861.34      $129.20    $129.20
        for camera, Flashbus MV-Pro
       Cable, Camera to Board           Imageware/IT        3610             1          NSP            NSP          NSP        NSP
       Studio Lighting                  Imageware           N/A              1    $1,273.09      $1,273.09      $190.96    $190.96
       Reflective pedestal              Imageware           N/A              1      $878.52        $878.52      $131.78    $131.78
       Imageware Shipping/Handling/     Imageware           N/A              1    $1,302.62      $1,302.62          N/A        N/A
        Installation/Training

5006   ID CARD PRINTER, DUPLEX SUBSYSTEM                                     1
       Photo ID printer                 Imageware/Atlantek  85S              1    $7,275.00      $7,275.00    $1,091.25  $1,091.25
       Imageware Shipping/Handling/     Imageware           N/A              1      $873.00        $873.00          N/A        N/A
        Installation/Training
       PVC card Stock: 30 Mil PVC card; Imageware           N/A              1       $85.00         $85.00          N/A        N/A
         500 cards per pox
       Cleaner Tape; one roll for       Imageware           N/A              1       $16.00         $16.00          N/A        N/A
        every 1000 cards
       Over laminate 150 cards per roll Imageware           N/A              1       $44.00         $44.00          N/A        N/A
       Ribbons color/black front side   Imageware           N/A              1      $175.00        $175.00          N/A        N/A
        and black resin back side
        500 cards
       Ribbons black front/back 500     Imageware           N/A              1       $87.50         $87.50          N/A        N/A
        cards

5008   LAN SERVER SUBSYSTEM
       Store and Forward                Imageware           N/A              1    $5,000.00      $5,000.00      $750.00    $750.00
       Imageware Shipping/Handling/     Imageware           N/A              1      $600.00        $600.00          N/A        N/A
        Installation/Training

5100   LAUGHLIN - DETENTION CENTER

5101   DATA ENTRY WORKSTATION SUBSYSTEM                                      1
       Mugshot Investigative Software   Imageware           N/A              1          NSP            NSP          NSP        NSP

5104   PHOTO IMAGE CAPTURE WORKSTATION                                       1
        SUBSYSTEM
       CCS Software, Capture            Imageware           N/A              1    $9,000.00      $9,000.00    $1,350.00  $1,350.00
       Imageware Shipping/Handling      Imageware           N/A              1    $1,080.00      $1,080.00          N/A        N/A
        Installation/Training

5105   PHOTO CAPTURE SUBSYSTEM                                               1
       Analog 3CCD Video Camera         Imageware/Hitachi   HV-C20           1    $4,368.20      $4,368.20       $655.23   $655.23
       Motorized computer-controlled    Imageware/Hitachi   SS485P           1    $1,635.19      $1,635.19       $245.28   $248.28
        Pan & Tilt Mount
       Zoom Lens                        Imageware/Cosmicar/ H15ZME(C60817)   1    $1,433.84      $1,433.84       $215.08   $215.08
                                         Pentax
       Cable,pan/tilt to PC             Imageware            N/A             1      $405.00        $405.00        $60.75    $60.75
       PCI Digitzer Capture board       Imageware/IT        3044             1      $861.34        $861.34       $129.20   $129.20
        for camera, Flashbus MV-Pro
       Cable, Camera to Board           Imageware/IT        3610             1          NSP            NSP           NSP       NSP
       Studio Lighting                  Imageware           N/A              1    $1,273.09      $1,273.09       $190.96   $190.96


                                  EXHIBIT C

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     PRODUCT                   MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------
 CLIN       Cost Element Description        Manufacturer   Model No.   Qty   Unit Price   Total Price   Yearly Unit   Total Price
                                                                                                          Price
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        Reflective pedestal                  Imageware       N/A        1        $878.52      $878.52       $131.78       $131.78
---------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
        Installation/Training                Imageware       N/A        1      $1,302.62    $1,302.62           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
 5109   ID CARD PRINTER, DUPLEX SUBSYSTEM                               1
---------------------------------------------------------------------------------------------------------------------------------
        Photo ID Printer                     Imageware/
                                              Atlantek       85S        1      $7,275.00    $7,275.00     $1,091.25     $1,091.25
---------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
          Installation/Training              Imageware       N/A        1        $873.00      $873.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        PVC card Stock; 30 Mil PVC card;
          500 cards per box                  Imageware       N/A        1         $85.00       $85.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Cleaner Tape; one roll for
          every 1000 cards                   Imageware       N/A        1         $16.00       $16.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Over Laminate 150 cards per roll     Imageware       N/A        1         $44.00       $44.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Ribbons color/black front side
          and black resin back side 500
          cards                              Imageware       N/A        1        $175.00      $175.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Ribbons black front/back 500 cards   Imageware       N/A        1         $87.50       $87.50           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
 7000   CRIMINALISTICS-LATENT FINGERPRINT
         SECTION
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 7008   CAMERA SUBSYSTEM W/ LIGHT TABLE:                                1
---------------------------------------------------------------------------------------------------------------------------------
        Mavica camera system                 ImageWare/Sony  MVC-FD71   1      $1,012.50    $1,012.50       $151.88       $151.88
---------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
          Installation/Training              Imageware       N/A        1        $121.50      $121.50           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
 8000   CORONER'S OFFICE
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 8001   CORONER'S SPECIAL PURPOSE
          WORKSTATION SUBSYSTEM                                         1
---------------------------------------------------------------------------------------------------------------------------------
        CCS Software, Capture                Imageware       N/A        1      $9,000.00    $9,000.00     $1,350.00     $1,350.00
---------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
          Installation/Training              Imageware       N/A        1      $1,080.00    $1,080.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
 8004   HANDHELD COLOR CAMERA SUBSYSTEM                                 1
---------------------------------------------------------------------------------------------------------------------------------
        Color Camera                         ImageWare/  Mavica FD-71   1      $1,012.50    $1,012.50       $151.88       $151.88
                                             Sony
---------------------------------------------------------------------------------------------------------------------------------
        Imageware Shipping/Handling/
          Installation/Training              Imageware       N/A        1        $121.50      $121.50           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        OTHER SERVICES
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        System Integration/Setup             Imageware       N/A        1     $48,000.00   $48,000.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Project Management                   Imageware       N/A        1     $27,000.00   $27,000.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Specifications Gathering             Imageware       N/A        1     $10,000.00   $10,000.00           N/A           N/A
---------------------------------------------------------------------------------------------------------------------------------
        Database Customization               Imageware       N/A        1     $18,000.00   $18,000.00     $2,700.00     $2,700.00
---------------------------------------------------------------------------------------------------------------------------------
        Server Database Maintenence          Imageware       N/A        1            N/A          N/A     $5,000.00     $5,000.00
---------------------------------------------------------------------------------------------------------------------------------
        PRC Server Interconnect              Imageware       N/A        1     $20,000.00   $20,000.00     $3,000.00     $3,000.00
---------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT C


                                                                                       PRODUCT                   MAINTENANCE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           YEARLY UNIT
CLIN              COST ELEMENT DESCRIPTION      MANUFACTURER    MODEL NO.  QTY   UNIT PRICE  TOTAL PRICE      PRICE      TOTAL PRICE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      TOTAL  $729,270.06          TOTAL  $91,375.48
9300  FACIAL RECOGNITION CAPABILITY OPTION

      Automated Facial Recognition Software
        (FaceID) server                          Imageware        N/A        1   $166,328.25   $166,328.25  $24,949.24   $24,949.24
      Automated Facial Recognition Software
        (FaceID) client                          Imageware        N/A        1   $ 15,000.00   $ 15,000.00  $ 2,250.00   $ 2,250.00

      70 MM CONVERSION OPTION

      Analog 3CCD Video Camera                Imageware/Hitachi  HV-C20      1   $  4,368.20   $  4,368.20  $   655.23   $   655.23
      Motorized computer-controlled PAN &
        Tilt Mount                            Imageware/Hitachi  SS485P      1   $  1,635.19   $  1,635.19  $   245.28   $   245.28
      Zoom Lens                                  Imageware                       $    490.00   $    490.00  $    73.05   $    73.50
      Cable, pan/tilt to PC                      Imageware        N/A        1   $    405.00   $    405.00  $    60.75   $    60.75
      PCI Digitizer Capture board for
        camera, Flashbus MV-Pro                Imageware/IT       3044       1   $    861.34   $    861.34  $   129.20   $   129.20
      Cable, Camera to Board                   Imageware/IT       3610       1           NSP           NSP         NSP          NSP
      Conversion Stand and Lighting              Imageware        N/A        1   $    500.00   $    500.00  $    75.00   $    75.00
      Imageware Shipping/Handling/Installation/
        Training                                 Imageware        N/A        1   $    943.17   $    943.17         N/A          N/A

      Customization of Code (negative to
        positive image)                          Imageware        N/A       lot  $  5,000.00   $  5,000.00         N/A          N/A
      Research and Development (new code and
        stand construction)                      Imageware        N/A       lot  $  5,000.00   $  5,000.00         N/A          N/A

      ID CARD FORMATS AND REPORTS OPTIONS

      Customization of ID Card Formats and
        Reports with Training                    Imageware        N/A       lot  $ 15,000.00   $ 15,000.00         N/A          N/A

      PRINTER SUPPLY OPTIONS

      PVC card Stock; 30 Mil PVC card;
        500 cards per box                        Imageware        N/A        1   $     85.00   $     85.00         N/A          N/A
      Cleaner Tape; one roll for every
        1000 cards                               Imageware        N/A        1   $     16.00   $     16.00         N/A          N/A
      Over Laminate 150 cards per roll           Imageware        N/A        1   $     44.00   $     44.00         N/A          N/A
      Ribbons color/black front side and
        black resin back side 500 cards          Imageware        N/A        1   $    175.00   $    175.00         N/A          N/A
      Ribbons black front/back 500 cards         Imageware        N/A        1   $     87.50   $     87.50         N/A          N/A
